Exhibit 23.1

Consent of Independent Certified Public Accountant

Sloud, Inc.
1900 Campus Commons Drive, Suite 100
Reston, Virginia 20191

We consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2007, relating to the financial statements of Sloud, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Melby & Guarino, CPA's, P.A.
Melby & Guarino, CPA's, P.A.
St. Petersburg, Florida
January 29, 2008